Exhibit 99.01

Shutterfly Announces First Quarter 2012 Financial Results

●	Net revenues increase 60% year-over-year to $91.3 million
●	GAAP net loss of ($0.29) per diluted share
●	Adjusted EBITDA of $0.6 million

REDWOOD CITY, April 30, 2012 -- Shutterfly, Inc. (NASDAQ:SFLY), a leading Internet-based social expression and personal publishing service, today announced financial results for the first quarter ended March 31, 2012.

"The first quarter was a solid start to the year for us with strength across all three of our business categories," said President and Chief Executive Officer Jeffrey Housenbold. "Capitalizing on our scale and profitability, we enhanced our product and service offerings, launched Treat, our 1:1 greeting card service and were successful in negotiating the transfer of Kodak Gallery’s customer accounts and data to Shutterfly. Our commitment to innovation, design-forward products and services, customer-friendly policies and industry-leading quality continues to resonate well with our existing and new customers as we continue to solidify our market leadership."

First Quarter 2012 Financial Highlights

●	Net revenues totaled $91.3 million, a 60% year-over-year increase.
●	First quarter 2012 represents the 45th consecutive quarter of year-over-year net revenue growth.
●	Personalized Products & Services net revenues totaled $70.2 million, a 72% year-over-year increase.
●	Personalized Products & Services net revenues represented 77% of total net revenues.
●	Net revenues from Prints totaled $14.9 million.
●	Commercial Print net revenues totaled $6.2 million, a 171% year-over-year increase.
●	Gross profit margin was 45% of net revenues, compared to 48% in the first quarter of 2011.
●	Operating expenses, excluding $9.2 million of stock-based compensation, totaled $51.2 million.
●	GAAP net loss was ($10.0) million, compared to ($7.8) million in the first quarter of 2011.
●	GAAP net loss per diluted share was ($0.29), compared to ($0.27) in the first quarter of 2011.
●	Adjusted EBITDA was $0.6 million, compared to ($1.9) million in the first quarter of 2011.

●	At March 31, 2012, cash and cash equivalents totaled $143.9 million.

First Quarter 2012 Operating Metrics

Shutterfly

●	Transacting customers totaled 1.6 million, an 18% year-over-year increase.
●	Orders totaled 2.5 million, a 22% year-over-year increase.
●	Average order value was $24.60, a decrease of 8% year-over-year.

Tiny Prints (pro forma)

●	Transacting customers totaled 231,000, a 17% year-over-year increase.
●	Orders totaled 322,000, a 29% year-over-year increase.
●	Average order value, excluding 1:1 Greeting Cards, was $96.92, a decrease of 1% year-over-year.

Recent Operating Highlights

●	Launched a yearbook solution that provides high quality, affordable ways to commemorate the school year.
●	Introduced Premium Content for Photo Books and a number of creation path enhancements.
●	Launched Treat, our new 1:1 greeting card service. Treat offers consumers an easy and innovative way to create personalized greetings that reflect their style, personality and special relationship.
●
Launched Shutterfly Videograms that allow our customers to tell their stories in a new way by turning their favorite pictures and video clips into a video slideshow with music that can be shared via email and Facebook.

●	Introduced new customized iPhone cases that make great Mother’s Day and Father’s Day gifts.
●	Updated our Sports and baby share sites to include scoreboards, player emails and an easier way for new parents to share their memories.
●	Added hundreds of new card designs across Shutterfly and Tiny Prints.
●	Expanded designs, color filters and Pearl Paper choices on Wedding Paper Divas.

Business Outlook

Our business outlook includes the financial impact of our pending Kodak transaction which is expected to close this week.

Second Quarter 2012:

●	Net revenues to range from $90 million to $92 million, a year-over-year increase of 19% to 21%. This range assumes minimal revenue from our pending Kodak transaction.
●	GAAP gross profit margin to range from 44% to 45% of net revenues.
●	Non-GAAP gross profit margin to range from 46% to 47% of net revenues.
●	GAAP operating loss to range from ($23.8) million to ($27.3) million.
●	Non-GAAP operating loss to range from ($8.7) million to ($12.2) million.
●	GAAP effective tax rate to be approximately 50%.
●	GAAP diluted net loss per share to range from ($0.33) to ($0.37).
●	Weighted average diluted shares of approximately 36.4 million.
●
Adjusted EBITDA loss to range from ($2.0) million to ($4.0) million. This range assumes approximately $2.0 million to $2.5 million of incremental non-recurring costs due to the pending Kodak transaction related to:

	o	Maintaining Kodak Gallery’s current network infrastructure and website during the transition phase;
	o	Increased storage, power, bandwidth, and technical support costs; and
	o	Customer service and marketing costs associated with implementing marketing campaigns that promote the migration of Kodak Gallery’s customers to Shutterfly.

Full Year 2012:

●	Net revenues to range from $576 million to $586 million, a year-over-year increase of 22% to 24%. This range assumes approximately $21 million in revenue from our pending Kodak transaction.
●	GAAP gross profit margin to range from 52% to 54% of net revenues.
●	Non-GAAP gross profit margin to range from 53% to 55% of net revenues.
●	GAAP operating income to range from $5.0 million to $12.2 million.
●	Non-GAAP operating income to range from $65.0 million to $72.2 million.
●	GAAP effective tax rate to be approximately 50%.
●	GAAP diluted net income per share to range from $0.07 to $0.16.
●	Weighted average diluted shares of 38.3 million.
●	Adjusted EBITDA to range from 16.5% to 17.5% of net revenues. This range assumes the pending Kodak transaction to be breakeven in 2012 on an Adjusted EBITDA basis.
●	Capital expenditures to range from 8.0% to 9.0% of net revenues, reflecting increased data storage requirements associated with the pending Kodak transaction.

Notes to the First Quarter 2012 Financial Results and Business Outlook

Adjusted EBITDA is a non-GAAP financial measure that the Company defines as earnings before interest, taxes, depreciation, amortization and stock-based compensation.

Free cash flow is a non-GAAP financial measure that the Company defines as Adjusted EBITDA less purchases of property, plant, and equipment and capitalization of software development costs.

Personalized Products and Services (“PP&S”) net revenues primarily include Photo Books, Stationery and folded Greeting Cards, Calendars and Photo-based Merchandise. PP&S also includes net revenues from advertising and sponsorship programs.

Print net revenues consist of photo prints in Wallet, 4x6, 5x7, 8x10 and various large format sizes; as well as personalized Photo Cards manufactured using a silver halide process.

Commercial Print net revenues are excluded from PP&S and Print revenues, and primarily include variable, four-color direct marketing collateral manufactured and fulfilled for business customers.

Average Order Value (AOV) is defined as total net revenues (excluding Commercial Print) divided by total orders.

The foregoing financial guidance replaces any of the Company’s previously issued financial guidance which should no longer be relied upon.

First Quarter 2012 Conference Call

Management will review the first quarter 2012 financial results, the pending Kodak transaction, and its expectations for the second quarter and full year 2012 on a conference call on Monday, April 30, 2012 at 2:00 p.m. Pacific Daylight Time (5:00 p.m. Eastern Time).  To listen to the call and view the accompanying slides, please visit http://www.shutterfly.com. In the Investor Relations area, found in the "About Us" section, click on the link provided for the webcast, or dial 970-315-0490.  The webcast, as well as a podcast, will be archived and available at http://www.shutterfly.com.  A replay of the conference call will be available through Monday, May 14, 2012. To hear the replay, please dial (404) 537-3406, replay passcode 72448952.

Non-GAAP Financial Information

This press release contains certain non-GAAP financial measures.  Tables are provided at the end of this press release that reconcile the non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP).  These non-GAAP financial measures include non-GAAP gross margins, non-GAAP operating income (loss) and the related operating income (loss) margins, adjusted EBITDA and free cash flow.   For more information, please see Shutterfly's SEC Filings.

To supplement the Company's consolidated financial statements presented on a GAAP basis, we believe that these non-GAAP measures provide useful information about the Company's core operating results and thus are appropriate to enhance the overall understanding of the Company's past financial performance and its prospects for the future. These adjustments to the Company's GAAP results are made with the intent of providing both management and investors a more complete understanding of the Company's underlying operational results and trends and performance. Management uses these non-GAAP measures to evaluate the Company's financial results, develop budgets, manage expenditures, and determine employee compensation. The presentation of additional information is not meant to be considered in isolation or as a substitute for or superior to net income (loss) or net income (loss) per share determined in accordance with GAAP.

Notice Regarding Forward-Looking Statements

This media release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which involve risks and uncertainties. These forward-looking statements include all statements regarding the Company's financial expectations for the second quarter and full year 2012 set forth under the caption "Business Outlook." The Company's actual results may differ materially from those anticipated in these forward-looking statements. Factors that might contribute to such differences include, among others, economic downturns and the general state of the economy, our ability to expand our customer base and meet production requirements; our ability to successfully integrate acquired assets, for example, the customers and data we expect to acquire from Kodak Gallery; our ability to retain and hire necessary employees, including seasonal personnel, and appropriately staff our operations; the impact of seasonality on our business; our ability to develop on a timely basis, as well as consumer acceptance of, new products and services; our ability to develop additional adjacent lines of business;  unforeseen changes in expense levels; and competition, which could lead to pricing pressure. For more information regarding the risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements, as well as risks relating to our business in general, we refer you to the "Risk Factors" sections of the Company's Form 10-K for the year ended December 31, 2011, and the Company's other filings, which are available on the Securities and Exchange Commission's Web site at www.sec.gov. These forward-looking statements are based on current expectations and the Company assumes no obligation to update this information.

# # #

About Shutterfly

Founded in 1999, Shutterfly, Inc. is an Internet-based social expression and personal publishing company and operates Shutterfly.com, Tiny Prints.com, Weddingpaperdivas.com and Treat.com. Shutterfly provides high quality products and world class services that make it easy, convenient and fun for consumers to preserve their digital photos in a creative and thoughtful manner. Shutterfly's flagship product is its award-winning photo book line, which helps consumers celebrate memories and tell their stories in professionally bound coffee table books. Shutterfly was recently named one of the top 25 Best Midsized Companies to Work For by the Great Place to Work Institute. More information about Shutterfly (NASDAQ:SFLY) is available at http://www.shutterfly.com.

Contacts

Media Relations:	Investor Relations:
Gretchen Sloan, 650-610-5276	Michael Look, 650-610-5910
gsloan@shutterfly.com	mlook@shutterfly.com

Shutterfly, Inc.
Consolidated Statement of Operations
(In thousands, except per share amounts)
(Unaudited)
	Three Months Ended
	March 31,
	2012	2011

Net revenues	$91,291	$57,229
Cost of net revenues	50,053	29,546
Gross profit	41,238	27,683
Operating expenses:
Technology and development	18,508	13,113
Sales and marketing	27,038	14,265
General and administrative	14,772	13,291
Total operating expenses	60,318	40,669
Loss from operations	(19,080)	(12,986)
Interest expense	(152)	-
Interest and other income, net	7	14
Loss before income taxes	(19,225)	(12,972)
Benefit from income taxes	9,185	5,212
Net loss	$(10,040)	$(7,760)

Net loss per share - basic and diluted	$(0.29)	$(0.27)

Weighted-average shares outstanding - basic and diluted	35,199	28,674

Stock-based compensation is allocated as follows:

Cost of net revenues	$462	$175
Technology and development	2,288	914
Sales and marketing	3,150	1,361
General and administrative	3,717	2,785
	$9,617	$5,235

Shutterfly, Inc.
Consolidated Balance Sheet
(In thousands, except par value amounts)
(Unaudited)

	March 31,	December 31,
	2012	2011

ASSETS
Current assets:
Cash and cash equivalents	$143,934	$179,915
Accounts receivable, net	13,378	12,997
Inventories	3,699	3,726
Deferred tax asset, current portion	598	598
Prepaid expenses and other current assets	37,073	13,870
Total current assets	198,682	211,106
Property and equipment, net	57,860	54,123
Intangible assets, net	91,244	95,016
Goodwill	340,408	340,408
Deferred tax asset, net of current portion	3,785	3,785
Other assets	7,461	5,448
Total assets	$699,440	$709,886

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,575	$9,470
Accrued liabilities	30,601	59,271
Deferred revenue	13,178	12,106
Total current liabilities	52,354	80,847
Deferred tax liability	12,700	13,948
Other liabilities	5,949	6,094
Total liabilities	71,003	100,889

Stockholders' equity
Common stock, $0.0001 par value; 100,000 shares authorized; 35,638 and 34,839 shares
issued and outstanding at March 31, 2012 and December 31, 2011, respectively	4	4
Additional paid-in-capital	618,547	589,067
Accumulated earnings	9,886	19,926
Total stockholders' equity	628,437	608,997
Total liabilities and stockholders' equity	$699,440	$709,886

Shutterfly, Inc.
Consolidated Statement of Cash Flows
(In thousands)
(Unaudited)
	Three Months Ended
	March 31,
	2012	2011

Cash flows from operating activities:
Net loss	$(10,040)	$(7,760)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	6,011	5,114
Amortization of intangible assets	4,013	719
Stock-based compensation, net of forfeitures	9,617	5,235
Loss/(gain) on disposal of property and equipment	(402)	11
Deferred income taxes	(1,248)	(466)
Tax benefit from stock-based compensation	16,334	15,709
Excess tax benefits from stock-based compensation	(16,334)	(15,709)
Changes in operating assets and liabilities:
Accounts receivable, net	(381)	1,046
Inventories	27	811
Prepaid expenses and other current assets	(23,204)	(19,646)
Other assets	(2,253)	38
Accounts payable	(2,257)	(15,403)
Accrued and other liabilities	(28,916)	(22,072)
Deferred revenue	1,072	(476)
Net cash used in operating activities	(47,961)	(52,849)

Cash flows from investing activities:
Acquisition of intangible assets	-	(400)
Purchases of property and equipment	(5,037)	(3,572)
Capitalization of software and website development costs	(3,072)	(2,318)
Proceeds from sale of equipment	410	20
Net cash used in investing activities	(7,699)	(6,270)

Cash flows from financing activities:
Proceeds from issuance of common stock upon exercise of stock options	3,345	7,444
Excess tax benefits from stock-based compensation	16,334	15,709
Net cash provided by financing activities	19,679	23,153

Net decrease in cash and cash equivalents	(35,981)	(35,966)
Cash and cash equivalents, beginning of period	179,915	252,244
Cash and cash equivalents, end of period	$143,934	$216,278

Supplemental schedule of non-cash investing activities
Net change in accrued purchases of property and equipment	1,462	1,874

Shutterfly, Inc.
User Metrics Disclosure

	Three Months Ended
	March 31,
	2012		2011

User Metrics - Shutterfly

Customers	1,581,994		1,335,855
year-over-year growth	18%		25%

Orders	2,517,870		2,063,000
year-over-year growth	22%		23%

Average order value	$24.60		$26.64
year-over-year growth	-8%		1%

Average orders per customer	1.6	x	1.5	x

Average order value excludes commercial printing revenue.

	Three Months Ended
	March 31,
	2012		2011
	(Pro-Forma)
User Metrics - Tiny Prints

Customers	230,625		197,091
year-over-year growth	17%

Orders	321,780		249,365
year-over-year growth	29%

Average order value (excluding 1:1 greeting cards)	$96.92		$98.23
year-over-year growth	-1%

Average orders per customer	1.4	x	1.3	x

Shutterfly, Inc.
Reconciliation of Forward-Looking Guidance for Non-GAAP Financial Measures to GAAP Measures
(In millions, except per share amounts)

	Forward-Looking Guidance
	GAAP					Non-GAAP
	Range of Estimate		Adjustments			Range of Estimate
	From	To	From	To		From	To

Three Months Ending June 30, 2012

Net revenues	$90.0	$92.0	-	-		$90.0	$92.0
Gross profit margin	44.0%	45.0%	2.0%	2.0%	[a]	46.0%	47.0%
Operating income	($27.3)	($23.8)	$15.1	$15.1	[b]	($12.2)	($8.7)
Operating margin	(30%)	(26%)	16%	17%	[b]	(14%)	(9%)

Stock-based compensation	$9.8	$9.8	$9.8	$9.8		-	-
Amortization of intangible assets	$5.3	$5.3	$5.3	$5.3		-	-

Adjusted EBITDA*						$(4.0)	$(2.0)

Diluted loss per share	($0.37)	($0.33)
Diluted shares	36.4	36.4
Effective tax rate	50%	50%

Twelve Months Ending December 31, 2012

Net revenues	$576.0	$586.0	-	-		$576.0	$586.0
Gross profit margin	52.0%	54.0%	1.0%	1.0%	[c]	53.0%	55.0%
Operating income	$5.0	$12.2	$60.0	$60.0	[d]	$65.0	$72.2
Operating margin	1%	2%	10%	10%	[d]	11%	12%

Stock-based compensation	$38.6	$38.6	$38.6	$38.6		-	-
Amortization of intangible assets	$21.4	$21.4	$21.4	$21.4		-	-

Adjusted EBITDA*						$95	$103
Adjusted EBITDA* margin						16.5%	17.5%

Diluted earnings per share	$0.07	$0.16
Diluted shares	38.3	38.3
Effective tax rate	50%	50%

Capital expenditures - % of net revenues	8.0%	9.0%

*	Adjusted EBITDA is a non-GAAP financial measure defined as earnings before interest, taxes, depreciation, amortization and stock-based compensation.
[a]	Reflects estimated adjustments for stock-based compensation expense of approximately $500K and amortization of purchased intangible assets of approximately $1.4 million.
[b]	Reflects estimated adjustments for stock-based compensation expense of approximately $9.8 million and amortization of purchased intangible assets of approximately $5.3 million
[c]	Reflects estimated adjustments for stock-based compensation expense of approximately $1.8 million and amortization of purchased intangible assets of approximately $5.6 million.
[d]	Reflects estimated adjustments for stock-based compensation expense of approximately $38.6 million and amortization of purchased intangible assets of approximately $21.4 million.

Shutterfly, Inc.
Reconciliation of GAAP Gross Profit Margin to Non-GAAP Gross Profit Margin
(In thousands)
(Unaudited)
	Three Months Ended					Year Ended
	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Mar. 31,	Dec. 31,
	2011	2011	2011	2011	2012	2011

GAAP gross profit	$27,683	$35,883	$34,876	$155,286	$41,238	$253,728
Stock-based compensation	175	754	584	625	462	2,138
Amortization of intangible assets	611	1,345	1,417	1,425	1,454	4,798

Non-GAAP gross profit	$28,469	$37,982	$36,877	$157,336	$43,154	$260,664

Non-GAAP gross profit margin	50%	50%	48%	60%	47%	55%

Shutterfly, Inc.
Reconciliation of GAAP Operating Margin to Non-GAAP Operating Margin
(In thousands)
(Unaudited)
	Three Months Ended					Year Ended
	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Mar. 31,	Dec. 31,
	2011	2011	2011	2011	2012	2011

GAAP operating income (loss)	$(12,986)	$(21,540)	$(22,692)	$72,609	$(19,080)	$15,391
Stock-based compensation	5,235	12,099	9,822	6,714	9,617	33,870
Amortization of intangible assets	719	3,487	3,961	3,969	4,013	12,136

Non-GAAP operating income (loss)	$(7,032)	$(5,954)	$(8,909)	$83,292	$(5,450)	$61,397

Non-GAAP operating margin	(12%)	(8%)	(12%)	32%	(6%)	13%

Shutterfly, Inc.
Reconciliation of Net Income (Loss) to Non-GAAP Adjusted EBITDA
(In thousands)
(Unaudited)	Three Months Ended					Year Ended
	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Mar. 31,	Dec. 31,
	2011	2011	2011	2011	2012	2011

GAAP net income (loss)	$(7,760)	$(3,650)	$(9,953)	$35,411	$(10,040)	$14,048
Interest expense	-	-	-	64	152	64
Interest and other income, net	(14)	(6)	(5)	(10)	(7)	(35)
Tax benefit (provision)	(5,212)	(17,884)	(12,734)	37,144	(9,185)	1,314
Depreciation and amortization	5,833	9,159	9,534	9,926	10,024	34,452
Stock-based compensation	5,235	12,099	9,822	6,714	9,617	33,870

Non-GAAP Adjusted EBITDA	$(1,918)	$(282)	$(3,336)	$89,249	$561	$83,713

Shutterfly, Inc.
Reconciliation of Cash Flow from Operating Activities to Non-GAAP Adjusted EBITDA and Free Cash Flow
(In thousands)
(Unaudited)
	Three Months Ended					Year Ended
	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Mar. 31,	Dec. 31,
	2011	2011	2011	2011	2012	2011

Net cash provided by (used in) operating activities	$(52,849)	$(5,165)	$(1,577)	$122,839	$(47,961)	$63,248
Interest expense	-	-	-	64	152	64
Interest and other income, net	(14)	(6)	(5)	(10)	(7)	(35)
Tax benefit (provision)	(5,212)	(17,884)	(12,734)	37,144	(9,185)	1,314
Changes in operating assets and liabilities	55,702	23,217	8,962	(74,815)	55,912	13,066
Other adjustments	455	(444)	2,018	4,027	1,650	6,056
Non-GAAP Adjusted EBITDA	(1,918)	(282)	(3,336)	89,249	561	83,713
Less: Purchases of property and equipment	(5,446)	(3,811)	(9,310)	(4,994)	(6,499)	(23,561)
Less: Capitalized technology & development costs	(2,318)	(2,726)	(2,833)	(2,173)	(3,072)	(10,050)

Free cash flow	$(9,682)	$(6,819)	$(15,479)	$82,082	$(9,010)	$50,102